Exhibit 10.1

ESCROW AGREEMENT

UMB Bank, N.A.

1010 Grand Blvd., 4th Floor

Mail Stop: 1020409

Kansas City, MO 64106

Re: ICON Oil & Gas Fund-A L.P.

Ladies and Gentlemen:

ICON OIL & GAS FUND-A L.P., a Delaware limited partnership (the “Company”), proposes to offer and sell up to 16,000 investor general partner interests and up to 4,000 limited partner interests (collectively, the “Interests”) in a public offering (the “Offering”) of Interests pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”). ICON Securities Corp., a Delaware corporation (the “Dealer Manager”), will act as dealer manager for the offering of Interests. The Company is entering into this agreement to set forth the terms on which UMB BANK, N.A. (the “Escrow Agent”) will, except as otherwise provided herein, hold and disburse the proceeds from subscriptions for the purchase of Interests in the Offering until such time as: (i) in the case of subscriptions received from non-affiliates of the Company, the Company has received subscriptions for 200 Interests (the “Minimum Offering”) and (ii) in the case of subscriptions received from residents of the Commonwealth of Pennsylvania (“Pennsylvania Subscribers”) and the State of Tennessee (“Tennessee Subscribers”), the Company has received subscriptions for 1,000 Interests (the “5% Minimum Offering”).

The Escrow Agent has engaged DST Systems, Inc., a Massachusetts corporation (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions deposited into the Escrow Account (defined below) as further described herein and to act as record keeper, solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager, nor shall it have any interest other than that provided in this Agreement in assets in the Processing Agent’s possession as the agent of the Escrow Agent.

The Company hereby appoints UMB Bank, N.A. as Escrow Agent for purposes of holding the proceeds from the subscriptions for Interests, on the terms and conditions hereinafter set forth:

1. (a) Until such time as the Company has received subscriptions for Interests in an amount equal to the Minimum Offering and such funds are disbursed from the Escrow Account (as defined below) in accordance with paragraph 3(a) hereof, persons subscribing to purchase Interests ( “Subscribers”) will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts, wires, Automated Clearing House (ACH) or money orders (hereinafter “instruments of payment”) payable to the order of “UMB Bank, N.A., Agent for ICON O&G Fund-A” or a recognizable contraction or abbreviation thereof, including but not limited to, “UMB Bank, N.A. f/b/o ICON O&G Fund-A.” After subscriptions for Interests in an amount equal to the Minimum Offering are received and such funds are disbursed from the Escrow Account in accordance with paragraph 3(a) hereof, subscriptions shall continue to be so submitted unless otherwise instructed by the Dealer Manager. Any checks, drafts or money orders received made payable to a party other than the Escrow Agent (or after the Minimum Offering is achieved, made payable to a party other than the party designated by the Dealer Manager) shall be returned to the soliciting dealer that submitted the check, draft or money order. Within one (1) business day after receipt of instruments of payment from the Offering, the Dealer Manager, the Company or their respective agents will (a) send to the Escrow Agent each Subscriber’s name, address, number of Interests purchased, and purchase price remitted, and (b) the Escrow Agent will deposit the instruments of payment from such Subscribers into an interest-bearing deposit account entitled “Escrow Account for the Benefit of Subscribers for Interests of ICON O&G Fund-A” (the “Escrow Account”), which deposit shall occur within one (1) business day after the Escrow Agent’s receipt of the instrument of payment, until such Escrow Account has closed pursuant to paragraph 3(a) hereof.

      (b) The Escrow Agent agrees to maintain the funds contributed by the Pennsylvania Subscribers (“Pennsylvania Subscriptions”) and the Tennessee Subscribers (“Tennessee Subscriptions”) in a manner in which they may be separately accounted for by the records of the Processing Agent so that the requirements of Sections 3 of this Agreement can be met. The Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 7.

2. The Escrow Agent agrees to promptly process for collection the instruments of payment upon deposit into the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to achieving the Minimum Offering or, in connection with Pennsylvania Subscriptions and Tennessee Subscriptions, the 5% Minimum Offering, the Escrow Agent shall promptly notify the Dealer Manager and the Company in writing via mail, email or facsimile of such nonpayment, and is authorized to debit the Escrow Account, in the amount of such returned payment as well as any interest earned on the amount of such payment. In the event that instruments of payment are returned for nonpayment, the Escrow Agent is authorized to debit the Escrow Account, in accordance with this paragraph 2.

3. (a) (i) Subject to the provisions of subparagraphs 3(b)-3(e) below, once the Minimum Offering has been achieved and upon receiving written instruction from the Company, the Escrow Agent shall (A) disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Interests purchased excluding Pennsylvania Subscriptions and Tennessee Subscriptions, and (B) promptly disburse to the Company any interest thereon excluding interest attributable to Pennsylvania Subscriptions and/or Tennessee Subscriptions. After such time the Escrow Account shall remain open and the Company shall continue to cause subscriptions for the purchase of Interests to be deposited in the Escrow Account, and thereafter any subscription documents and instruments of payment received by the Escrow Agent from Subscribers other than Pennsylvania Subscribers and Tennessee Subscribers shall be forwarded directly to the Company or its agent, as so instructed. For purposes of this Agreement, the term “collected funds” shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash or cash equivalent. After the satisfaction of the foregoing provisions of this paragraph 3(a)(i), in the event the Company receives subscriptions made payable to the Escrow Agent (other than Pennsylvania Subscriptions and Tennessee Subscriptions), subscription proceeds may continue to be received in this account generally, but to the extent such proceeds shall not be subject to escrow due to the satisfaction of the aforementioned provisions of this paragraph 3(a)(i), such proceeds are not subject to this Escrow Agreement and at the instruction of the Company or its agent to the Escrow Agent shall be transferred from the Escrow Account or deposited directly into, as the case may be, a commercial deposit account in the name of the Company with the Escrow Agent (the “Deposit Account”) that has been previously established by the Company, unless otherwise directed by the Company. The Company hereby covenants and agrees that it shall take commercially reasonable efforts to establish the Deposit Account. No provisions of this Escrow Agreement shall apply to the Deposit Account.

         (ii) regardless of any release of funds from the Escrow Account, the Company, the Dealer Manager and soliciting dealers shall continue to forward instruments of payment received from Pennsylvania Subscribers and Tennessee Subscribers for deposit into the Escrow Account to the Escrow Agent until such time as the Company notifies the Escrow Agent in writing that the 5% Minimum Offering has been achieved. Within five days after receipt by the Escrow Agent of such notice, the Escrow Agent shall (A) disburse to the Company, by check or wire transfer, the funds then in the Escrow Account representing the gross purchase price for the 5% Minimum Offering, and (B) promptly disburse to the Company any interest thereon. Following such disbursements, any instruments of payment received by the Escrow Agent from Pennsylvania Subscribers and Tennessee Subscribers shall not be subject to this Escrow Agreement and shall be deposited directly into the Escrow Account or the Deposit Account, as instructed in writing by the Company pursuant to subparagraph 3(a)(i) above.

2

     (b) Within four business days of the close of business on the date that is one year following commencement of the Offering (the “Expiration Date”), the Company shall promptly notify the Escrow Agent if the Minimum Offering has not been achieved. Within five (5) calendar days following the date of such notice, the Escrow Agent shall, unless otherwise directed in writing by the Company, promptly return directly to each Subscriber the collected funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with paragraph 3(c)), or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, in either case, together with interest income (which interest shall be paid within five (5) business days after the first business day of the succeeding month) in the amounts calculated pursuant to paragraph 7 for each Subscriber at the address provided by the Dealer Manager or the Company to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon. Notwithstanding the above, in the event that the Escrow Agent has not received an executed IRS Form W-9 at such time for each Subscriber, the Escrow Agent shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any interest income on subscription proceeds (determined in accordance with paragraph 7) attributable to each Subscriber for whom the Escrow Agent does not possess an executed IRS Form W-9. However, the Escrow Agent shall not be required to remit any payments until the Escrow Agent has collected funds represented by such payments.

     (c) Notwithstanding subparagraphs 3(a) and 3(b) above, the Company shall notify the Escrow Agent in writing if the 5% Minimum Offering has not been achieved on or before the close of business on such date that is 120 days after commencement of the Offering (the Company will notify the Escrow Agent of the commencement date of the Offering) (the “Initial Escrow Period”). Thereafter, the Company shall send to each Pennsylvania Subscriber by certified mail within two (2) business days after the end of the Initial Escrow Period a notification in the form of Exhibit A. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her subscription funds within five (5) calendar days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly refund directly to each Pennsylvania Subscriber the collected funds deposited in the Escrow Account on behalf of such Pennsylvania Subscriber or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Dealer Manager or the Company or their respective agents to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, together with interest income (which interest shall be paid within five business days after the first business day of the succeeding month) in the amounts calculated pursuant to paragraph 7. Notwithstanding the above, if the Escrow Agent has not received an executed IRS Form W-9 is for such Pennsylvania Subscriber, the Escrow Agent shall thereupon remit an amount to such Pennsylvania Subscriber in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any interest income earned on subscription proceeds (determined in accordance with paragraph 7) attributable to such Pennsylvania Subscriber. However, the Escrow Agent shall not be required to remit such payments until the Escrow Agent has collected funds represented by such payments.

     (d) The subscription funds of Pennsylvania Subscribers who do not request the return of their subscription funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in subparagraph 3(c) above with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Expiration Date, (ii) the 5% Minimum Offering being achieved, or (iii) all funds held in the Escrow Account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

     (e) If the Company rejects any subscription for which the Escrow Agent has collected funds, the Escrow Agent shall, upon the written request of the Company, promptly issue a refund to the rejected Subscriber at the address provided by the Dealer Manager or the Company, which the Escrow Agent shall be entitled to rely upon. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds, but has submitted the Subscriber’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Subscriber’s check to the rejected Subscriber, at the address provided by the Dealer Manager or the Company or their respective agents, which the Escrow Agent shall be entitled to rely upon, after such funds have been collected. If the Escrow Agent has not yet submitted a rejected Subscriber’s check for collection, the Escrow Agent shall promptly remit the Subscriber’s check directly to the Subscriber.

3

4. The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in such account since the last report. The Escrow Agent will provide access to its Web Exchange program to allow the Company to view account balances for the Escrow Account at any time.

5. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 hereof, the Escrow Agent shall invest all of the funds deposited as well as earnings and interest derived therefrom in the Escrow Account, as applicable, in the “Short-Term Investments” specified below at the written direction of the Company, unless the costs to the Company for the making of such investment are reasonably expected to exceed the anticipated interest earnings from such investment in which case the funds and interest thereon shall remain in the respective escrow account until the balance in the respective escrow account reaches the minimum amount necessary for the anticipated interest earnings from such investment to exceed the costs to the Company for the making of such investment, as determined by the Company based upon applicable interest rates.

“Short-Term Investments” include obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Expiration Date without any dissipation of the offering proceeds invested. Without limiting the generality of the foregoing, Exhibit B hereto sets forth specific Short-Term Investments that shall be deemed permissible investments hereunder.

The following securities are not permissible investments:

     (a) money market funds;

     (b) corporate equity or debt securities;

     (c) repurchase agreements;

     (d) bankers’ acceptances;

     (e) commercial paper; and

     (f) municipal securities.

It is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any investment discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the parties hereto. It is the intention of the parties hereto that, except as otherwise provided in paragraph 9, the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

6. The Escrow Agent is entitled to rely upon written instructions received from the Company or the Dealer Manager or their respective agents, unless the Escrow Agent has actual knowledge that such instructions are not valid or genuine; provided that, if in the Escrow Agent’s opinion, any instructions from the Company or the Dealer Manager or their respective agents are unclear, the Escrow Agent may request clarification from the Company or the Dealer Manager or their respective agents, as applicable, prior to taking any action, and if such instructions continue to be unclear, the Escrow Agent may rely upon written instructions from the Company’s legal counsel in distributing or continuing to hold any funds. However, the Escrow Agent shall not be required to disburse any funds attributable to instruments of payment that have not been processed for collection, until such funds are collected and then shall disburse such funds in compliance with the disbursement instructions from the Company or the Dealer Manager or their respective agents.

4

7. If the Offering terminates prior to achieving the Minimum Offering or one or more Pennsylvania Subscribers elects to have his or her subscription returned in accordance with paragraph 3, interest income earned on subscription proceeds deposited in the Escrow Account (the “Escrow Income”), , shall be remitted to Subscribers to the address provided by the Dealer Manager or the Company to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, or to the Company if the applicable Subscriber’s funds have been held in escrow by the Escrow Agent for less than thirty five (35) calendar days, in accordance with paragraph 3 and without any deductions for escrow expenses. The Company shall reimburse the Escrow Agent for all reasonable and documented escrow expenses. If the Escrow Agent remits interest income pursuant to this Agreement, the Escrow Agent shall be responsible for any necessary federal tax reporting associated with such income; provided, however, that the Escrow Agent shall not be responsible for any other tax reporting associated with this Agreement. The Escrow Agent shall remit all such Escrow Income in accordance with paragraph 3. If the Company chooses to leave the Escrow Account open after achieving the Minimum Offering then it shall make regular acceptances of subscriptions therein, but no less frequently than monthly, and the Escrow Income from the last such acceptance shall be calculated and remitted to the Subscribers or the Company, as applicable, pursuant to the provisions of paragraph 3.

8. The Escrow Agent shall receive compensation from the Company as set forth in Exhibit C attached hereto, which such Exhibit C is hereby incorporated by reference.

9. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful misconduct, breach of trust, or gross negligence. Accordingly, the Escrow Agent shall not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of the Escrow Agent’s counsel given with respect to any questions relating to the Escrow Agent duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

10. The Company hereby agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable attorneys’ fees and disbursements, that may be imposed on or incurred by the Escrow Agent in connection with acceptance of appointment as the Escrow Agent hereunder, or the performance of the duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities, and expenses result from willful misconduct, breach of trust, or gross negligence.

11. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign and be discharged from the duties and obligations under this Agreement by giving at least thirty (30) days prior written notice to the Company and accounting in full for all sums delivered to, and held by, it and all earnings thereon while acting as the Escrow Agent hereunder. The Escrow Agent may be removed at any time upon sixty (60) days prior written notice by any instrument purportedly signed by an authorized representative of the Company. Any successor Escrow Agent shall deliver to the Escrow Agent, the Company and the Dealer Manager a written instrument accepting such appointment hereunder and shall accept delivery of the Escrow Account to hold and distribute same in accordance with the terms of this Agreement. If no successor Escrow Agent shall have been appointed within thirty (30) days after the Company receives notice of the Escrow Agent’s intention to resign or within sixty (60) days of the Escrow Agent’s receipt of notice of its removal, the Escrow Agent shall deliver all amounts deposited with it in the Escrow Account and all earnings thereon to a national bank with a net worth of not less than $100,000,000 that is designated by the Escrow Agent and has agreed in writing to accept such monies and to act as substitute Escrow Agent in compliance with the terms of this Agreement. Upon such delivery and acceptance, the Escrow Agent shall be discharged from any future obligations under this Agreement.

12. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person’s address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

5

     (a) if to the Company:

           ICON Oil & Gas Fund-A L.P.
           c/o ICON Oil & Gas GP, LLC

           3 Park Avenue, 36th Floor
           New York, NY 10016
           Fax: (212) 418-4739
           Attention: Chief Executive Officer

     (b) if to the Dealer Manager:

           ICON Securities Corp.
           3 Park Avenue, 36th Floor
           New York, NY 10016
           Fax: (212) 300-9681
           Attention: Chief Executive Officer

     (c) if to the Escrow Agent:

           UMB Bank, N.A.
           Corporate Trust & Escrow Services
           1010 Grand Blvd., 4th Floor
           Mail Stop: 1020409
           Kansas City, MO 64106
           Attention: Lara Stevens

Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

13. This Agreement shall be governed by the laws of the State of New York as to both interpretation and performance without regard to the conflict of laws rules thereof.

14. The provisions of this Agreement shall be binding upon the legal representatives, successors, and assigns of the parties hereto.

15. The Company and the Dealer Manager hereby acknowledge that UMB Bank, N.A. is serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed, or passed upon the merits of the Interests or the Company.

16. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

17. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

18. The liability and indemnification provisions set forth herein shall survive the termination of this Agreement.

19. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

20. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed and the Company has informed the Escrow Agent in writing to close the Escrow Account pursuant to paragraph 3 hereof.

6

21. Neither the Escrow Agent, nor its agents, shall have responsibility for accepting, rejecting, or approving subscriptions. The Escrow Agent or its agent (including the Processing Agent) on its behalf shall complete an OFAC search, in compliance with its policy and procedures, of each subscription and shall inform the Company if a subscription fails the OFAC search. The Dealer Manager shall provide a copy of each subscription agreement in order that the Escrow Agent, or its agent, may perform such OFAC search.

22. This Agreement shall not be modified, revoked, released, or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

23. The Company shall provide to Escrow Agent any documentation and information reasonably requested by the Escrow Agent for it to comply with the USA Patriot Act of 2001, as amended from time to time.

[Signature page follows]

7

Agreed to as of the 13th day of June, 2012.

ICON OIL & GAS FUND-A L.P.

By: ICON Oil & Gas GP, LLC, its Managing General Partner

By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer and Co-President

ICON SECURITIES CORP.

By:	/s/ Douglas S. Crossman
Douglas S. Crossman
Chief Executive Officer

The terms and conditions contained above are hereby accepted and agreed to by:

UMB Bank, N.A. as Escrow Agent

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

8